Exhibit 99.2

Aurora Closes Business Combination with Over $1.8 Billion in Gross Proceeds and Cash on Hand

Company to Begin Trading on November 4 on Nasdaq Under Ticker Symbol “AUR”

Proceeds raised plus cash on balance sheet are expected to fund Aurora through commercialization milestone and into 2024

Proceeds from the business combination represent the largest-ever autonomous vehicle or robotics company primary raise in a go-public transaction

PITTSBURGH—(BUSINESS WIRE)—Self-driving technology company Aurora today announced it has completed its business combination with Reinvent Technology Partners Y, a special purpose acquisition company. The business combination was approved by Reinvent Technology Partners stockholders in a special meeting held on November 2, 2021 and formally closed on November 3, 2021. Aurora’s Class A common stock and warrants will begin trading tomorrow on the Nasdaq under the ticker symbol “AUR” and “AUROW,” respectively.

“Today marks a significant milestone for Aurora and the self-driving industry as we revolutionize transportation – making it safer, increasingly accessible, and more reliable and efficient than ever before,” said Chris Urmson, Co-Founder and Chief Executive Officer of Aurora. “With our expert team, deep industry partnerships, and cutting-edge technology, Aurora is the company to deploy the Aurora Driver at scale across both autonomous trucking and passenger mobility. As a public company, we’ll accelerate the work we’re doing to deliver the benefits of self-driving technology safely, quickly, and broadly.”

Investors include funds and accounts managed by Counterpoint Global (Morgan Stanley), PRIMECAP Management Company and XN, Baillie Gifford, funds and accounts advised by T. Rowe Price Associates, Inc., Fidelity Management & Research Company LLC, Canada Pension Plan Investment Board, Reinvent Capital, Index Ventures, Sequoia Capital, Uber, PACCAR, and Volvo Group.

Aurora Driver: Built for commercialization

Aurora’s flagship product, the Aurora Driver is designed to enable any vehicle platform, from Class 8 trucks to passenger vehicles, to move safely and efficiently through the world without a human driver. Aurora plans to launch its autonomous commercial trucking business Aurora Horizon by late 2023, followed by its driverless ride-hailing business, Aurora Connect, in 2024. Aurora’s Driver-as-a-Service business model will offer fleet owners the ability to purchase vehicles powered by the Aurora Driver, subscribe to use the

Aurora Driver, and utilize Aurora-certified fleet service partners to operate autonomous mobility and logistics services.

Aurora Ecosystem: The partners to bring self-driving technology to market

Across freight and personal mobility, Aurora is partnering with leading manufacturers and networks including one of the largest transportation and logistics companies in the world, FedEx, the largest global ride hailing platform, Uber, the number one global vehicle OEM, Toyota, and two of the top three North American OEMs in trucking, Volvo and PACCAR.

Aurora’s 2021 Progress: Critical advancements toward delivering self-driving technology

•	Demonstrated tangible technical progress with Aurora-powered Peterbilt 579 trucks hauling goods on Texas highways for FedEx through Aurora’s industry-first collaboration with FedEx and PACCAR.

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Accelerated work with partners through the Aurora Driver Development Program – delivering the prototype of Volvo’s first-ever commercial autonomous truck for the U.S. Market and the first prototype of the Aurora-Powered Toyota Sienna.

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Rapidly scaled its simulation work for faster, safer autonomous vehicle development. Aurora expects to have driven the equivalent of over 9 billion simulated miles by the end of the year – 6 billion of these in 2021 alone. Aurora continues to scale up its Virtual Testing Suite, running millions of daily tests to rapidly add capabilities to the Aurora Driver.

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Introduced the industry’s first published Safety Case Framework to address both autonomous trucking and passenger mobility, which the company believes is an imperative component for any business planning to deliver commercial-ready autonomous vehicles at scale by operating on public roads without a vehicle operator.

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Made foundational investments in engineering, machine learning, and artificial intelligence to accelerate and strengthen progress in hardware, perception, simulations, mapping, forecasting, and data – helping to enable commercial deployment of autonomous vehicles at scale.

“With a world-class team and a commitment to safety, Aurora is the leader in self-driving technology,” said Mark Pincus, Co-Founder and Director of Reinvent Technology Partners Y. “We believe Aurora is the best way to invest in the future of self-driving across segments, and we look forward to supporting Aurora as it transforms how goods and people move through the world.”

To memorialize the completion of the business combination, Aurora will ring the opening bell at Nasdaq at 9:30 a.m. ET on November 4, 2021. A live stream of the event and replay can be accessed by visiting https://www.nasdaq.com/marketsite/bell-ringing-ceremony.

The public is invited to see Aurora’s vehicles and a lidar demonstration at Times Square on November 4, 2021, between 7:00 a.m.—4:00 p.m. ET. Aurora will be showcasing a Peterbilt Model 579 driven by the Aurora Driver, a prototype of the Volvo VNL trucks that will be integrated with the Aurora Driver, and a Toyota “Sienna Autono-Maas (S-AM)” prototype, a hybrid electric platform that has been modified to be safely operated by the Aurora Driver.

Advisors

Allen & Company LLC is serving as financial advisor to Aurora and Wilson Sonsini Goodrich & Rosati, P.C. is acting as its legal counsel. Goldman Sachs & Co. LLC is acting as exclusive financial advisor to Reinvent and as the sole placement agent on the PIPE transaction, and Skadden, Arps, Slate, Meagher & Flom LLP is serving as legal counsel to Reinvent. Sullivan & Cromwell LLP served as legal counsel to the placement agent. Houlihan Lokey Capital, Inc. is serving as financial advisor to the Reinvent transaction committee.

About Aurora

Aurora (Nasdaq: AUR) is delivering the benefits of self-driving technology safely, quickly, and broadly. Founded in 2017 by experts in the self-driving industry, Aurora is revolutionizing transportation – making it safer, increasingly accessible, and more reliable and efficient than ever before. Its flagship product, the Aurora Driver, is a platform that brings together software, hardware, and data services, to autonomously operate passenger vehicles, light commercial vehicles, and heavy-duty trucks. Aurora is partnered with industry leaders across the transportation ecosystem including Toyota, Uber, Volvo, FedEx, and PACCAR. Aurora tests its vehicles in the Bay Area, Pittsburgh, and Texas and has offices in those areas as well as in Bozeman, MT; Seattle, WA; Louisville, CO; and Wixom, MI. To learn more, visit www.aurora.tech.

Aurora Overview

Aurora Press Kit

About Reinvent Technology Partners Y

Reinvent Technology Partners Y (“RTPY”) is a special purpose acquisition company led by Mark Pincus, Michael Thompson, and Reid Hoffman. RTPY was formed to support a technology business to innovate and achieve entrepreneurship at scale by leveraging its team’s operating experience as founders of iconic technology companies, their experience building companies as advisors and board members, and the capital raised in its initial public offering.

Cautionary Statement Regarding Forward-Looking Statements This Press Release contains certain forward-looking statements within the meaning of the federal securities laws. These forward-looking statements generally are identified by the words “believe,” “project,” “expect,” “anticipate,” “estimate,” “intend,” “strategy,” “future,” “opportunity,” “plan,” “may,” “should,” “will,” “would,” “will be,” “will continue,” “will likely result,” and similar expressions. Forward-looking statements are predictions, projections and other statements about future events that are based on current expectations and assumptions and, as a result, are subject to risks and uncertainties. Many factors could cause actual future events to differ materially from the forward-looking statements in this Press Release, including but not limited to: (i) the outcome of any legal proceedings that may be instituted against the Company related to the transaction, (ii) those related to the Company’s business and financial performance, (iii) the Company’s ability to develop and commercialize its autonomous vehicle technology, (iv) the Company’s ability to execute on its business strategy, (v) the Company’s ability to compete effectively and ability to manage growth, and (vi) the Company’s ability to raise additional financing in the future. The foregoing list of factors is not exhaustive. You should carefully consider the foregoing factors and the other risks and uncertainties described in the “Risk Factors” section of RTPY’s definitive proxy statement/final prospectus dated October 8, 2021 and filed by RTPY with the SEC on October 12, 2021 and other documents filed by the Company from time to time with the SEC. These filings identify and address other important risks and uncertainties that could cause actual events and results to differ materially from those contained in the forward-looking statements. Forward-looking statements speak only as of the date they are made. Readers are cautioned not to put undue reliance on forward-looking statements, and the Company assumes no obligation and does not intend to update or revise these forward-looking statements, whether as a result of new information, future events, or otherwise. The Company gives no assurance that it will achieve its expectations.

    Contacts

Khobi Brooklyn

press@aurora.tech

(415) 699-3657